Exhibit 99.4

Schedule II

UNITED AUTO GROUP, INC.

VALUATION AND QUALIFYING ACCOUNTS

	Balance at		Deductions,	Balance
	Beginning		Recoveries	at End
Description	of Year	Additions	& Other	of Year
	(In thousands)
Year Ended December 31, 2005
Allowance for doubtful accounts	3,872	2,663	(2,146)	4,389
Tax valuation allowance	1,080	3,190	(151)	4,119
	$4,952	$5,853	$(2,297)	$8,508
Year Ended December 31, 2004
Allowance for doubtful accounts	3,421	3,184	(2,733)	3,872
Tax valuation allowance	—	1,080	—	$1,080
	$3,421	$4,264	$(2,733)	$4,952
Year Ended December 31, 2003
Allowance for doubtful accounts	3,431	2,055	(2,065)	3,421
	$3,431	$2,055	$(2,065)	$3,421